Exhibit 99.1

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Year Ended December 31, 2004

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Year Ended December 31, 2004

Nasdaq: TPGI

TABLE OF CONTENTS

Corporate
Company Background	2

Supplemental Financial Information
Operating and Financial Information	3
Consolidated and Combined Statements of Operations	4
Consolidated and Combined Balance Sheets	6
Pro-Rata Consolidated and Combined Statements of Operations	7
Pro-Rata Consolidated Balance Sheet	9
Earnings Before Depreciation, Amortization and Deferred Taxes	10
After Tax Cash Flow	11
Debt Analysis	12
Portfolio Data	14
Investor Information	17

This supplemental financial information, together with other statements and information publicly disseminated by TPGI, contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. A discussion of some of the factors that may affect our future results is set forth under the captions “Risk Factors” and “Managements’ Discussion and Analysis of Financial Condition and Results of Operations – Factors That May Influence Future Results of Operations” in our Prospectus dated October 6, 2004, which has been filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.

Supplemental Financial Information

COMPANY BACKGROUND

Thomas Properties Group, Inc. (TPGI) is a full-service real estate operating company that owns, acquires, develops and manages office, retail and multi-family properties on a nationwide basis. We are the successor company to Thomas Properties Group, LLC and its affiliates (TPGI Predecessor). TPGI Predecessor was founded in 1996 by our Chairman, President and Chief Executive Officer, Mr. James A. Thomas.

We are engaged in the business of owning, managing, leasing, acquiring and developing real estate, consisting primarily of office properties, located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; and Austin, Texas. We own interests in and asset manage six operating properties with 4.8 million rentable square feet and provide asset and/or property management services on behalf of third parties for an additional five operating properties with 2.6 million rentable square feet.

On October 13, 2004, we completed our initial public offering (the “Offering”). In the Offering, we sold 14,285,714 shares of common stock at $12.00 per share, resulting in net proceeds to TPGI of $151.7 million, after underwriting discounts and expenses of the Offering.

A portion of the net proceeds of the Offering were used to:

•	acquire a 25% interest in Reflections I and Reflections II for a total of $11.8 million, and to increase our indirect ownership interest in City National Plaza from 4.3% to 21.3% for a payment of $21 million;

•	acquire the 50% interest in One Commerce Square owned by an unaffiliated third party for a purchase price of $24 million, plus the assumption of approximately $10 million of debt principal and interest repayment obligations; and

•	repay aggregate indebtedness of $10.7 million relating to One Commerce Square, redeem preferred equity interests related to One Commerce Square held by an unaffiliated mezzanine debt lender on the property for $11.7 million, and fund a required reserve of $2.1 million.

We intend to use the remaining net proceeds of the Offering to:

•	repay principal of $9.2 million on the mezzanine loan on One Commerce Square when this loan becomes prepayable in March 2005;

•	fund development costs associated with our development properties; and

•	partially fund our co-investment obligation to our joint venture with the California State Teachers’ Retirement System or other future property acquisitions.

Thomas Properties Group, Inc.

Supplemental Financial Information

OPERATING AND FINANCIAL INFORMATION

Financial Measures

This supplemental information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results, along with net income and other GAAP financial measures. Our investors can use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures.

Pro-Rata Consolidated and Combined Statements of Operations

Included are pro-rata consolidated and combined statements of operations for the three months and year ended December 31, 2004, because we believe this information is useful to investors as this method reflects the manner in which we operate our business. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. We provide reconciliations from the full consolidation method to the pro-rata consolidation method in this supplemental financial information.

Pro-Rata Consolidated Balance Sheet

Included is a pro-rata consolidated balance sheet as of December 31, 2004, because we believe this information is useful to investors as this method reflects the manner in which we operate our business. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the financial position of our investments proportionate to our share of ownership. We provide reconciliations from the full consolidation method to the pro-rata consolidation method in this supplemental financial information.

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)

We believe that EBDT, along with net income (loss), provides additional information about our operations and is helpful in understanding our operating results. (See page 10 for additional discussion of EBDT as well as a reconciliation of EBDT to net loss.)

After Tax Cash Flow (ATCF)

We believe that ATCF, along with net income (loss), provides additional information about our operations and is helpful in understanding our operating results. (See page 11 for additional discussion of ATCF as well as a reconciliation of ATCF to net loss.)

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

The following financial information of TPGI is presented for the period from October 13, 2004, when we completed the Offering, through December 31, 2004 (unaudited). Financial information of TPGI Predecessor is presented for the year ended December 31, 2003 (audited) and for the periods January 1, 2004 through October 12, 2004 and from October 1, 2004 through October 12, 2004 (unaudited). TPGI Predecessor is not a legal entity but rather a combination of real estate entities and operations. The financial statements of TPGI Predecessor include combined results of operations for these entities, utilizing the equity method to account for investments in real estate entities over which TPGI Predecessor had significant influence, but not control over major decisions, including the decision to sell or refinance the properties.

	TPGI	TPGI Predecessor	TPGI and TPGI Predecessor	TPGI Predecessor
	Period from October 13, 2004 through December 31, 2004	Period from October 1, 2004 through October 12, 2004	Three months ended December 31, 2004	Three months ended December 31, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:

Rental	$7,356	1,085	8,441	4,783
Tenant reimbursements	3,882	613	4,495	2,447
Parking and other	1,115	99	1,214	423
Investment advisory, management, leasing, and development services	1,427	66	1,493	1,712
Investment advisory, management, leasing and development services—unconsolidated/uncombined real estate entities	969	100	1,069	1,656

Total revenues	14,749	1,963	16,712	11,021

Expenses:
Rental property operating and maintenance	3,263	278	3,541	1,917
Real estate taxes	1,373	459	1,832	825
Investment advisory, management, leasing, and development services	1,236	724	1,960	2,328
Rent—unconsolidated/uncombined real estate entities	48	—	48	28
Interest	5,611	928	6,539	5,744
Depreciation and amortization	2,614	344	2,958	1,424
General and administrative	1,715	—	1,715	—

Total expenses	15,860	2,733	18,593	12,266

Operating loss	(1,111)	(770)	(1,881)	(1,245)
Equity in net loss of unconsolidated/uncombined real estate entities	(988)	(68)	(1,056)	(80)
Minority interest	1,128	8	1,136	—

Loss before benefit for income taxes	(971)	(830)	(1,801)	(1,325)

Benefit for income taxes	390	—	390	—

Net loss	$(581)	(830)	(1,411)	(1,325)

Loss per share – basic and diluted	$(0.04)
Weighted average common shares outstanding – basic and diluted	14,290,097

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	TPGI	TPGI Predecessor	TPGI and TPGI Predecessor	TPGI Predecessor
	Period from October 13, 2004 through December 31, 2004	Period from January 1, 2004 through October 12, 2004	Year ended December 31, 2004	Year ended December 31, 2003
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental	$7,356	20,611	27,967	20,418
Tenant reimbursements	3,882	10,703	14,585	9,935
Parking and other	1,115	2,189	3,304	2,087
Investment advisory, management, leasing, and development services	1,427	5,089	6,516	8,815
Investment advisory, management, leasing and development services—unconsolidated/uncombined real estate entities	969	4,494	5,463	5,021

Total revenues	14,749	43,086	57,835	46,276

Expenses:
Rental property operating and maintenance	3,263	8,100	11,363	7,224
Real estate taxes	1,373	3,663	5,036	3,299
Investment advisory, management, leasing, and development services	1,236	9,473	10,709	9,810
Rent—unconsolidated/uncombined real estate entities	48	217	265	253
Interest	5,611	18,695	24,306	21,362
Depreciation and amortization	2,614	6,206	8,820	5,795
General and administrative	1,715	—	1,715	—

Total expenses	15,860	46,354	62,214	47,743

Operating loss	(1,111)	(3,268)	(4,379)	(1,467)
Gain on sale of real estate	—	975	975	—
Equity in net loss of unconsolidated/uncombined real estate entities	(988)	(1,099)	(2,087)	(1,088)
Minority interest	1,128	(1,614)	(486)	—

Loss before benefit for income taxes	(971)	(5,006)	(5,977)	(2,555)

Benefit for income taxes	390	—	390	—

Net loss	$(581)	(5,006)	(5,587)	(2,555)

Loss per share – basic and diluted	$(0.04)
Weighted average common shares outstanding – basic and diluted	14,290,097

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED AND COMBINED BALANCE SHEETS

(in thousands)

	TPGI December 31, 2004	TPGI Predecessor December 31, 2003
	(unaudited)
ASSETS
Investments in real estate:
Land and improvements	$60,882	$43,655
Buildings and improvements	252,009	148,405
Tenant improvements	64,638	39,674

	377,529	231,734
Less accumulated depreciation	(95,044)	(66,998)

	282,485	164,736
Investments in real estate – development property held for sale	—	1,965
Investments in unconsolidated/uncombined real estate entities	31,624	13,207
Cash and cash equivalents	56,506	3,590
Restricted cash	12,949	8,116
Short-term investments	14,000	—
Rents and other receivables, net	2,731	1,178
Receivables—unconsolidated/uncombined real estate entities	381	186
Deferred rents	28,453	32,204
Deferred leasing and loan costs, net	16,871	3,804
Deferred tax asset	43,879	—
Other assets	5,464	739

Total assets	$495,343	$229,725

LIABILITIES AND STOCKHOLDERS’ EQUITY AND OWNERS’ DEFICIT
Liabilities:
Mortgage loans	$206,373	$139,670
Other secured loans	89,517	86,171
Accounts payable and other liabilities	9,177	2,748
Due to affiliate	1,852	—
Prepaid rent	841	2,873

Total liabilities	307,760	231,462

Minority interest	77,909	1,133

Stockholders’ equity and owners’ deficit:
Common stock	143	—
Limited voting stock	167	—
Additional paid-in capital	110,414	—
Deficit	(581)	(2,870)
Unearned compensation, net	(469)	—

Total stockholders’ equity and owners’ deficit	109,674	(2,870)

Total liabilities and stockholders’ equity and owners’ deficit	$495,343	$229,725

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Non-GAAP)

The following are the unaudited pro-rata consolidated and combined statements of operations of TPGI and TPGI Predecessor for the three months and year ended December 31, 2004, including a reconciliation from the consolidated and combined statements of operations to the pro-rata consolidated and combined statements of operations (in thousands).

	For the three months ended December 31, 2004
	Consolidated and Combined	Plus Unconsolidated and Uncombined Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$8,441	$1,790	$10,231
Tenant reimbursements	4,495	174	4,669
Parking and other	1,214	378	1,592
Investment advisory, management, leasing and development services	1,493	—	1,493
Investment advisory, management, leasing, and development services—unconsolidated/uncombined real estate entities	1,069	—	1,069

Total revenues	16,712	2,342	19,054

Expenses:
Rental property operating and maintenance	3,541	1,347	4,888
Real estate taxes	1,832	233	2,065
Investment advisory, management, leasing and development services	1,960	89	2,049
Rent—unconsolidated/uncombined real estate entities	48	—	48
Interest	6,539	846	7,385
Depreciation and amortization	2,958	883	3,841
General and administrative	1,715	—	1,715

Total expenses	18,593	3,398	21,991

Operating loss	(1,881)	(1,056)	(2,937)
Equity in net loss of unconsolidated/uncombined real estate entities	(1,056)	1,056	—
Minority interest	1,136	—	1,136

Loss before benefit for income taxes	(1,801)	—	(1,801)
Benefit for income taxes	390	—	390

Net loss	$(1,411)	$—	$(1,411)

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Non-GAAP)

	For the year ended December 31, 2004
	Consolidated and Combined	Plus Unconsolidated and Uncombined Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$27,967	$6,351	$34,318
Tenant reimbursements	14,585	2,023	16,608
Parking and other	3,304	987	4,291
Investment advisory, management, leasing and development services	6,516	—	6,516
Investment advisory, management, leasing, and development services—unconsolidated/uncombined real estate entities	5,463	—	5,463

Total revenues	57,835	9,361	67,196

Expenses:
Rental property operating and maintenance	11,363	3,470	14,833
Real estate taxes	5,036	933	5,969
Investment advisory, management, leasing and development services	10,709	336	11,045
Rent—unconsolidated/uncombined real estate entities	265	—	265
Interest	24,306	3,180	27,486
Depreciation and amortization	8,820	3,529	12,349
General and administrative	1,715	—	1,715

Total expenses	62,214	11,448	73,662

Operating loss	(4,379)	(2,087)	(6,466)
Gain on sale of real estate	975	—	975
Equity in net loss of unconsolidated/uncombined real estate entities	(2,087)	2,087	—
Minority interest	(486)	—	(486)

Loss before benefit for income taxes	(5,977)	—	(5,977)
Benefit for income taxes	390	—	390

Net loss	$(5,587)	$—	$(5,587)

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED BALANCE SHEET (Non-GAAP)

The following is the unaudited pro-rata consolidated balance sheet of TPGI as of December 31, 2004, including a reconciliation from the consolidated balance sheet to the pro-rata consolidated balance sheet (in thousands).

	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$282,485	$89,397	$371,882
Investments in unconsolidated real estate entities	31,624	(31,624)	—
Cash and cash equivalents and short-term investments	70,506	379	70,885
Restricted cash	12,949	3,585	16,534
Rents, deferred rents and other receivables, net	31,565	3,356	34,921
Deferred charges and other assets, net	66,214	5,388	71,602

Total assets	$495,343	$70,481	$565,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage and other secured loans	$295,890	$62,532	$358,422
Accounts payable other liabilities	11,870	7,949	19,819

Total liabilities	307,760	70,481	378,241
Minority interest	77,909	—	77,909
Total stockholders’ equity	109,674	—	109,674

Total liabilities and stockholders’ equity	$495,343	$70,481	$565,824

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES (EBDT) (Non-GAAP)

Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”) is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We define EBDT as net income (loss) excluding the following items: i) deferred income tax benefit; ii) minority interest; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs;

Reconciliation of Net Loss to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (in thousands)

	Three months ended December 31, 2004
	Consolidated and Combined	Plus Unconsolidated and Uncombined Investments at Pro-Rata	Pro Rata
Net loss	$(1,411)	$—	$(1,411)
Income tax benefit	(390)	—	(390)
Minority interest	(1,136)	—	(1,136)
Depreciation and amortization	2,958	883	3,841
Amortization of loan costs	148	202	350

EBDT	$169	$1,085	$1,254

TPGI share of EBDT (1)	$78	$502	$580

(1) Based on an interest in our operating partnership of approximately 46.3% as of December 31, 2004.

	Year ended December 31, 2004
	Consolidated and Combined	Plus Unconsolidated and Uncombined Investments at Pro-Rata	Pro Rata
Net loss	$(5,587)	$—	$(5,587)
Income tax benefit	(390)	—	(390)
Minority interest	486	—	486
Depreciation and amortization	8,820	3,529	12,349
Amortization of loan costs	441	231	672

EBDT	$3,770	$3,760	$7,530

TPGI share of EBDT (1)	$1,744	$1,739	$3,483

(1)	Based on an interest in our operating partnership of approximately 46.3% as of December 31, 2004.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (Non-GAAP)

After Tax Cash Flow (“ATCF”) is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We define ATCF as net income (loss) excluding the following items: i) deferred income tax benefit; ii) minority interest; iii) non-cash charges for depreciation and amortization; iv) amortization of loan costs; v) non cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair-market value of rents.

Reconciliation of Net Loss to After Tax Cash Flow (in thousands)

	Three months ended December 31, 2004
	Consolidated and Combined	Plus Unconsolidated and Uncombined Investments at Pro-Rata	Pro Rata
Net loss	$(1,411)	$—	$(1,411)
Income tax benefit	(390)	—	(390)
Minority interest	(1,136)	—	(1,136)
Depreciation and amortization	2,958	883	3,841
Amortization of loan costs	148	202	350
Non-cash compensation expense	102	—	102
Straight line rent adjustment	1,182	(163)	1,019
Fair market value of rents adjustments	(82)	(141)	(223)

ATCF	$1,371	$781	$2,152

TPGI share of ATCF(1)	$634	$361	$995

(1) Based on an interest in our operating partnership of approximately 46.3% as of December 31, 2004.

	Year ended December 31, 2004
	Consolidated and Combined	Plus Unconsolidated and Uncombined Investments at Pro-Rata	Pro Rata
Net loss	$(5,587)	$—	$(5,587)
Income tax benefit	(390)	—	(390)
Minority interest	486	—	486
Depreciation and amortization	8,820	3,529	12,349
Amortization of loan costs	441	231	672
Non-cash compensation expense	102	—	102
Straight line rent adjustment	5,062	(398)	4,664
Fair market value of rents adjustments	(82)	(236)	(318)

ATCF	$8,852	$3,126	$11,978

TPGI share of ATCF(1)	$4,094	$1,446	$5,540

(1)	Based on an interest in our operating partnership of approximately 46.3% as of December 31, 2004.

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT ANALYSIS

A summary of the outstanding consolidated debt as of December 31, 2004 is as follows (in thousands):

	Interest Rate		Amount		Maturity Date
One Commerce Square:
Mortgage loan	7.0%		$73,489		4/11/28	(1)
Mezzanine loan	17.5	(2)	10,312		3/16/11
Two Commerce Square:
Mortgage loan	6.3		125,384		5/09/13	(3)
Senior mezzanine loan	17.2	(4)	46,184		1/09/10
Junior A mezzanine loan	15.0	(5)	3,752		1/09/10
Junior B mezzanine loan	9.2		27,711	(6)	1/09/10
Four Points Centre	Prime Rate	(7)	4,000		2/28/05
2101 Market Street	Prime Rate or LIBOR + 2.5	%(8)	3,500		3/06/05

Total principal outstanding			294,332
Debt premium			1,558	(9)

Total debt			$295,890

(1)	The mortgage loan is prepayable without penalty after March 11, 2008, at which date the outstanding principal amount will be approximately $68.9 million. The interest rate will increase by 2.0% on April 11, 2008, which additional amount may be deferred until maturity. Provided there is no deferred interest, the loan balance will be fully amortized on April 11, 2028, the maturity date of the loan.
(2)	Interest at a rate of 10% per annum is payable currently. Interest of 7.5% per annum may be deferred until cash is available for payment. Deferred amounts accrue interest at 17.5% per annum. The loan is subject to yield maintenance payments for any prepayments prior to March 16, 2005.
(3)	The mortgage loan may be defeased after October 2005.
(4)	This senior mezzanine loan bears interest at a rate such that the weighted average of the rate on this loan and the rate on the mortgage loan secured by Two Commerce Square equals 9.2% per annum. Annual debt service excludes additional principal payments based on excess cash flow from the property, if any. The effective interest rate on this loan as of December 31, 2004 was 17.2% per annum.
(5)	Interest at a rate of 10% per annum is payable currently, and additional interest of 5% per annum is deferred until maturity.
(6)	The repayment of the junior B mezzanine loan is in the form of a minority participation in net equity according to a formula. To the extent the net equity in the property is below the thresholds of the formula, the $24.5 million in principal and accumulated deferred interest of $2.6 million will be forgiven by the lender. Under certain conditions, the lender has a right to extend the maturity date of this loan to July 2011, an additional 18 months.
(7)	The prime rate as of December 31, 2004 was 5.25% per annum.
(8)	The loan agreement provides that the interest rate will be the lender’s prime rate or at our option, LIBOR plus 2.5% per annum. As of December 31, 2004, interest was 5.00% per annum.
(9)	In connection with the acquisition of a 50% third-party interest in One Commerce Square, a premium was recorded to mark 50% of the assumed mortgage loan to market value.

Thomas Properties Group, Inc.

Supplemental Financial Information

As of December 31, 2004, we had investments in entities owning two unconsolidated properties with stated ownership percentages ranging from 21.3% to 50.0%. We do not have control of these entities, and none of the entities are considered variable interest entities. Therefore, we account for them using the equity method of accounting. The table below summarizes the outstanding debt for these properties as of December 31, 2004 (in thousands):

	Interest Rate	Principal Amount	Maturity Date		TPGI Share of Principal Amount
City National Plaza (1):
Senior mortgage loan (2)	LIBOR + 1.75%	$200,000	7/11/06		$42,684
Senior mezzanine loan (2)	LIBOR + 4.50	21,338	7/11/06		4,554
Junior mezzanine loan	LIBOR + 6.15	25,000	7/11/06		5,335
2121 Market Street mortgage loan	6.1	19,918	8/1/33	(3)	9,959

		$266,256			$62,532

(1)	We have purchased interest rate cap agreements for the senior mortgage loans and the junior mezzanine loan. We are also required to purchase and have purchased interest rate cap agreements for each advance under the senior mezzanine loan (up to $125 million can be borrowed of which $21.3 million has been funded as of December 31, 2004).
(2)	The mortgage and senior mezzanine loans are subject to exit fees equal to .25% and .5%, respectively, of the loan amounts, however, under certain circumstances the exit fees may be waived.
(3)	The 2121 Market Street mortgage loan is prepayable without penalty after May 1, 2013, at which date the outstanding principal amount of this debt will be approximately $17.2 million. The interest rate will increase to the greater of 8.1% or the treasury rate plus 2.0% on August 1, 2013. Any amounts over the initial interest rate may be deferred to the extent excess cash is not available to make such payments. Provided there is no deferred interest, the loan balance will be fully amortized on August 1, 2033, the maturity date of the loan.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA (as of December 31, 2004)

Our Ownership Properties

Core Properties	Location	TPGI Percentage Interest	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased	Annualized Rent(2)	Annualized Net Rent Per Leased Square Foot(3)
One Commerce Square	Philadelphia, PA	89.0%	1987	942,866	93.6%	$10,941,896	$12.40
Two Commerce Square	Philadelphia, PA	89.0	1992	953,276	97.9	25,796,700	27.63
2121 Market Street	Philadelphia, PA	50.0	2001	20,835	100.0	356,350	17.10
Reflections I	Reston, VA	25.0	2000	123,546	100.0	2,603,159	21.07
Reflections II	Reston, VA	25.0	1984/2001	64,253	100.0	1,471,363	22.90

Total/Weighted Average:				2,104,776	96.2%	$41,169,468	$20.34

Value-Add Property	Location	TPGI Percentage Interest	Year Built	Rentable Square Feet(1)	Percent Leased	Annualized Rent(2) (4)	Annualized Net Rent Per Leased Square Foot(3) (4)
City National Plaza	Los Angeles, CA	21.3%	1972-1973	2,648,920	54.0%	$12,473,221	$9.01

(1)	For purposes of the tables above, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail), but excludes 168 apartment units at 2121 Market Street. Rentable area is calculated consistent with leases in place on the property and local market conventions.
(2)	Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2004 for 100% of the property. For leases with a remaining term of less than one year, annualized rent includes only the amounts through the expiration of the lease. Annualized rent reflects total base rent before any one-time or non-recurring rent abatements, but after annually recurring rent credits and is shown on a net basis. For any tenant under a partial gross lease (which requires the tenant to reimburse the landlord for its pro-rata share of operating expenses in excess of a stated expense stop) or under a full gross lease (which does not require the tenant to reimburse the landlord for any operating expenses) the unreimbursed portion of current year operating expenses (which may be estimates as of such date) are subtracted from gross rent. Total projected recurring rent credits for leases in effect as of December 31, 2004 for the year ending December 31, 2005 are $752,999. There are no operating expense credits.
(3)	Annualized net rent per leased square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	The annualized rent information presented for City National Plaza does not include certain information for three leases. In November 2003, 310,055 square feet was leased to City National Bank. As of December 31, 2004, the tenant has taken possession of 153,048 square feet, which is included in the information above. The remaining space, or 157,007 square feet, is expected to be delivered by the fourth quarter of 2006. In July 2004, 163,680 square feet and 63,014, respectively, were leased to Jones Day and Fulbright & Jaworski. The space for Fulbright & Jaworski was delivered on October 1, 2004, and the tenant will begin paying operating expenses in September 2006 and rent in January 2007. The space for Jones Day was delivered on January 1, 2005, and the tenant will begin paying rent and operating expenses in November 2006.

Thomas Properties Group, Inc.

Supplemental Financial Information

Our Development Properties

Development Properties	Location	TPGI Percentage Interest		Number of Acres		Potential Property Types	Potential Rentable Square Feet Upon Completion/ Development		Potential Build- out Period	Estimated Build-out Cost(1)

Four Points Centre	Austin, TX	100%		230.4	(2)	Office/R&D/Hotel	1,430,000	(3)	2006-2012	$220,000,000

The Square at Four Points Centre	Austin, TX	100	(4)	29.4		Retail	230,000		2005-2006	20,000,000

2101 Market Street	Philadelphia, PA	100		1.7		Residential/Office/Retail	975,000	(5)	2005-2010	150,000,000	(6)

Campus El Segundo	El Segundo, CA	71		46.5		Office/Retail/R&D/Hotel	2,175,000	(7)	2005-2015	280,000,000

Total				308.0			4,810,000			$670,000,000

(1)	These estimated build-out costs represent only our anticipated percentage ownership interest. As we anticipate that we will enter into one or more joint ventures with respect to portions of these properties, our share of the cost may differ from our current percentage interest in the properties. The anticipated costs are based on current development plans, our expectations as to our ownership interest at the time of development (assuming an 80% interest in Four Points Centre, a 50% interest in The Square at Four Points Centre, a 57% interest in 2101 Market Street and a 50% interest in Campus El Segundo) and management’s experience, but depend on a variety of factors that are subject to change, including costs at the time of actual construction. At the time of construction, we would expect to finance a majority of the build-out cost with construction financing, and arrange for permanent financing on the property upon completion and stabilization of the project.
(2)	Includes 182 acres designated as a habitat preserve.
(3)	The property will support the development of 280,000 rentable square feet of office space, 900,000 rentable square feet of office and research and development space, and a 250,000 rentable square feet (approximately 250 rooms) hotel.
(4)	We entered into a joint venture agreement with Weingarten Realty Investors to develop The Square at Four Points Centre. Our contribution of this property to the joint venture is subject to the satisfaction of certain conditions expected to occur in 2005. Following this contribution, we would hold a 50% interest in this property through this joint venture.
(5)	Currently, the three parcels have a combined floor area ratio (“FAR”) of 975,000 square feet. If certain city approvals are obtained, the combined FAR will be 1,500,000 square feet.
(6)	Represents an estimated cost of $85 million for construction of 575,000 rentable square feet of office space, and an estimated cost of $65 million for construction of 400,000 rentable square feet of residential use space.
(7)	We own a majority interest in a joint venture that has an agreement to purchase this property. Entitlements have been granted for 1,905,000 square feet for office, research and development, and telecom space, and 270,000 square feet for retail, hotel, day care and restaurant space.

Thomas Properties Group, Inc.

Supplemental Financial Information

Our Managed Properties

Managed Properties(1)	Location	Year Built/Renovated	Rentable Square Feet(2)	Percent Leased
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	91.6%

Valencia Town Center	Valencia, CA	1996-2001	393,632	98.9

Pacific Financial Plaza	Newport Beach, CA	1982/1993	279,474	95.3

1835 Market Street	Philadelphia, PA	1986-1987	685,853	81.3

CalEPA Headquarters	Sacramento, CA	2000	950,000	100.0

Total/Weighted Average			2,551,135	93.5%

(1)	800 South Hope Street, Valencia Town Center, Pacific Financial Plaza and the CalEPA headquarters building are core properties. 1835 Market Street is a core plus property, which we are currently repositioning on behalf of CalSTRS.
(2)	For purposes of the table above, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail). Rentable area is calculated consistent with leases in place on the property and local market conventions.

Thomas Properties Group, Inc.

Supplemental Financial Information

INVESTOR INFORMATION

Principal Corporate Office

Thomas Properties Group, Inc.

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Phone: (213) 613-1900

Fax: (213) 633-4760

www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Exchange Listing
Diana M. Laing	EquiServe Trust Company, N.A.	Nasdaq: TPGI
Chief Financial Officer	P.O. Box 219045
515 South Flower Street	Kansas City, MO 64121-9045
Sixth Floor	Attn: Shareholder Relations
Los Angeles, CA 90071	Phone: (816) 843-4299
Phone: (213) 613-1900
E-mail:dlaing@tpgre.com

Board of Directors and Senior Management
James A. Thomas	Chairman, President and CEO	Thomas S. Ricci	Executive Vice President
Randall L. Scott	Executive Vice President, Director	Diana M. Laing	Chief Financial Officer and Secretary
John R. Sischo	Executive Vice President, Director	Joseph P. McManus	Senior Vice President
R. Bruce Andrews	Director	Michael A. Smith	Senior Vice President
Edward D. Fox	Director	Robert D. Morgan	Vice President, Accounting and Administration
Winston H. Hickox	Director
Daniel Neidich	Director